UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2023

CION ARES DIVERSIFIED CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	811-23165	81-3755597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor
New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 845-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

CION Ares Management, LLC, under authority delegated by the Board of Trustees of CION Ares Diversified Credit Fund (the “Fund”) to declare distributions to the Fund’s shareholders, has elected to return additional investment income to shareholders via a special increase to the daily distribution rate for Class A shares of common stock of the Fund (“Class A shares”), Class C shares of common stock of the Fund (“Class C shares”), Class I shares of common stock of the Fund (“Class I shares”), Class L shares of common stock of the Fund (“Class L shares”), Class U shares of common stock of the Fund (“Class U shares”), Class U-2 shares of common stock of the Fund (“Class U-2 shares”) and Class W shares of common stock of the Fund (“Class W shares”), during the period July 1, 2023 through June 30, 2024 (the “Increased Distribution Period”). The Fund expects to reevaluate its distribution policy with respect to the special increase near the end of the Increased Distribution Period. The Fund records distributions from net investment income daily and pays distributions monthly to shareholders on such daily record dates.

Effective July 1, 2023, the daily distribution rate to Class A shares will increase to $0.0058923, which reflects 8.91% of the NAV of Class A shares as of May 31, 2023 on an annualized basis. The special increased declared daily Class A share distribution rate equals a 11.0% increase compared to the previously declared base distribution daily amount of $0.0053084 per Class A share.

Effective July 1, 2023, the daily distribution rate to Class C shares will increase to $0.0053945, which reflects 8.15% of the NAV of Class C shares as of May 31, 2023 on an annualized basis. The special increased declared daily Class C share distribution rate equals a 12.0% increase compared to the previously declared base distribution daily amount of $0.0047763 per Class C share.

Effective July 1, 2023, the daily distribution rate to Class I shares will increase to $0.0061014, which reflects 9.13% of the NAV of Class I shares as of May 31, 2023 on an annualized basis. The special increased declared daily Class I share distribution rate equals a 10.0% increase compared to the previously declared base distribution daily amount of $0.0055467per Class I share.

Effective July 1, 2023, the daily distribution rate to Class L shares will increase to $0.0057023, which reflects 8.60% of the NAV of Class L shares as of May 31, 2023 on an annualized basis. The special increased declared daily Class L share distribution rate equals a 10.0% increase compared to the previously declared base distribution daily amount of $0.0051839 per Class L share.

Effective July 1, 2023, the daily distribution rate to Class U shares will increase to $0.0055549, which reflects 8.36% of the NAV of Class U shares as of May 31, 2023 on an annualized basis. The special increased declared daily Class U share distribution rate equals a 11.0% increase compared to the previously declared base distribution daily amount of $0.0050044 per Class U share.

Effective July 1, 2023, the daily distribution rate to Class U-2 shares will increase to $0.0055549, which reflects 8.37% of the NAV of Class U-2 shares as of May 31, 2023 on an annualized basis. The special increased declared daily Class U-2 share distribution rate equals a 11.0% increase compared to the previously declared base distribution daily amount of $0.0050044 per Class U-2 share.

Effective July 1, 2023, the daily distribution rate to Class W shares will increase to $0.0057617, which reflects 8.62% of the NAV of Class W shares as of May 31, 2023 on an annualized basis. The special increased declared daily Class W share distribution rate equals a 10.0% increase compared to the previously declared base distribution daily amount of $0.0052286 per Class W share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CION Ares Diversified Credit Fund

Date: June 13, 2023	By:	/s/ Gregg Schill
Gregg Schill
Vice President